FORM 8-K


                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D. C.  20549



                              Current Report


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 13, 1996
                                                      __________________


                          CAROLINA POWER & LIGHT COMPANY
   _______________________________________________________________________
             (Exact name of registrant as specified in its charter)


         North Carolina                    1-3382          56-0165465
   _________________________________________________________________________
   (State or other jurisdiction            (Commission     (IRS Employer
           of incorporation)               File Number)    Identification No.)


             411 Fayetteville Street, Raleigh, North Carolina  27601-1748
     ________________________________________________________________________
                    (Address of principal executive offices)


     Registrant's telephone number, including area code  (919) 546-6111
                                                         ______________





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Item 5.  Other Events
_______  ____________

(Reference is made to the Company's 1995 Form 10-K, Other Matters, page 27.) With regard to Hurricane Fran that struck portions of the Company's service territory on September 5, 1996, preliminary estimates indicate that restoring the Company's system from the hurricane's damage could cost in excess of $70 million. Approximately two-thirds of the cost represent capital expenditures related to labor and materials used in replacing destroyed poles, lines and other equipment. The remaining one-third is related to repairs of damaged equipment. The Company does not expect to seek a general rate increase to recover the restoration costs. Instead, on September 13, 1996, the Company proposed to the North Carolina Utilities Commission (Docket No. E-2, Sub 699) a plan that would defer hurricane operating and maintenance expenses and amortize them over the next three years. The capital expenditures related to the hurricane costs would be depreciated under normal accounting procedures. The Company cannot predict the outcome of this matter.

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                               SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       CAROLINA POWER & LIGHT COMPANY
                                                 Registrant



                                       By:     /s/ Glenn E. Harder
                                               Executive Vice President

Date:  September 13, 1996